As filed with the Securities and Exchange Commission on January 14, 2002.

                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ______________


                          TURBOCHEF TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                 48-1100390
---------------------------------         --------------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)


10500 Metric Drive, Suite 128, Dallas, Texas                   75243
--------------------------------------------                   -----------------
(Address of principal executive offices)                      (Zip Code)

                             1994 Stock Option Plan
                             -----------------------
                            (Full title of the plan)

                               Jeffrey B. Bogatin
                             Chief Executive Officer
                          Turbochef Technologies, Inc.
                          10500 Metric Drive, Suite 128
                               Dallas, Texas 75243
                     (Name and address of agent for service)

                                 (214) 379-6008
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                                Ethan Seer, Esq.
                        Blank Rome Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                       Proposed       Proposed
                                       Maximum         Maximum
    Title of                          Aggregate       Aggregate      Amount of
 Securities to      Amount to be    Offering Price    Offering     Registration
 be Registered     Registered (1)     Per Share(2)    Price (2)        Fee
 -------------     --------------   --------------  -------------   ------------

Common Stock,    2,000,000 shares      $   3.36     $   6,720,000   $   1,606.08
par value $.001
per share

          (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of the registrant's 1994 Stock Option Plan (the "Plan").

          (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon (i) as to the outstanding options to purchase 1,520,000 shares, the exercise prices of such options and (ii) as to the 480,000 shares of common stock that may be issued upon the exercise of options available for grant under the Plan, upon the average of the high and low sales prices of the common stock as reported on Nasdaq on January 9, 2002.

          This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-81571) filed by Turbochef Technologies, Inc., a Delaware corporation, with the Securities and Exchange Commission on June 25, 1999 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 8.  Exhibits.
                           --------

                     Exhibit No.      Description
                     -----------      -----------

                     5                Opinion of Blank Rome Tenzer
                                      Greenblatt LLP

                     23.1             Consent of BDO Seidman, LLP

                     23.2             Consent of Arthur Andersen LLP

                     23.3 Consent of Blank Rome Tenzer Greenblatt (included in Exhibit 5)

                     24.1 Power of Attorney (included on the signature Page of this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on this 10th day of January 2002.

                                             TURBOCHEF TECHNOLOGIES, INC.


                                             By:   /s/ Jeffrey B. Bogatin
                                                ---------------------------
                                                Jeffrey B. Bogatin
                                                Chief Executive Officer

     Each person whose signature appears below authorizes each of Jeffrey B. Bogatin and John C. Shortley, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Turbochef Technologies, Inc., including any and all post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature                               Title                       Date
---------                               -----                       ----

/s/ Jefrey B. Bogatin        Chairman of the Board and        January 10, 2002
---------------------        Chief Executive
Jeffrey B. Bogatin           Officer(Principal
                             Executive Officer)

/s/ Stuart L. Silpe          Chief Financial Officer          January 10, 2002
-------------------          (Principal Financial Officer)
Stuart L. Silpe

/s/ John C. Shortley         Chief Accounting Officer,        January 10, 2002
--------------------         Controller, Treasurer and
John C. Shortley             Assistant Secretary
                             (Principal Accounting
                             Officer)

Signature                            Title                 Date
---------                            -----                 ----

/s/ Donald J. Gogel             Director               January 10, 2002
-------------------
Donald J. Gogel

/s/ Mitchell E. Rudin           Director               January 10, 2002
---------------------
Mitchell E. Rudin

                                  Exhibit Index
                                  -------------

Exhibit No.                           Description
-----------                           -----------

     5          Opinion of Blank Rome Tenzer Greenblatt LLP

    23.1        Consent of BDO Seidman, LLP

    23.2        Consent of Arthur Andersen LLP

    23.3        Consent of Tenzer Greenblatt LLP (included in Exhibit 5)

    24.1 Power of Attorney (included on Signature Page of the Registration Statement)